Exhibit 99.1

*PRESS RELEASE*

Contact:

Cincinnati Bancorp

Robert A. Bedinghaus, Executive Chairman

(513) 347-2280

Kentucky Federal Savings and Loan Association

Philip E. Wehrman

(859) 261-2076

Cincinnati Bancorp and Kentucky Federal Savings and Loan Association

Announce Receipt of Approval by Kentucky Federal’s Members for

Pending Merger Between Cincinnati Federal and Kentucky Federal

Cincinnati, OH and Covington, KY; September 27, 2018 – Cincinnati Bancorp (OTCPink: CNNB) (the “Company”), the holding company for Cincinnati Federal, and Kentucky Federal Savings and Loan Association (“KF”) today announced that KF’s members approved the pending merger of KF with and into Cincinnati Federal, with Cincinnati Federal as the resulting institution, at a Special Members’ Meeting held on September 26, 2018.

As previously announced, all requisite regulatory approvals to close the merger have been received. The merger is expected to close on or about October 12, 2018, subject to the satisfaction of customary closing conditions.

About Cincinnati Bancorp

Cincinnati Bancorp is the parent company of Cincinnati Federal. Cincinnati Federal is a community bank that operates through its main office in Green Township and three other full-service branches in Greater Cincinnati, Ohio (Miami Heights, Anderson, and Price Hill). It also operates a loan production office in Mason, Ohio.

About Kentucky Federal Savings and Loan Association

Kentucky Federal Savings and Loan Association is a community bank that operates three banking offices in Covington, Florence and Williamstown, Kentucky.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made. The Company does not assume any duty and does not undertake any duty to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company anticipated in its forward-looking statements and future results could differ materially from historical performance.